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                                     PROXY

                             SUNBELT NATIONAL BANK
                                 Houston, Texas

                        Special Meeting of Shareholders
                                 April 30, 1998

       The undersigned shareholder of Sunbelt National Bank, a national banking association ("Sunbelt"), hereby constitutes and appoints Thomas W. Ferguson, Curtis R. Kayerm and George A. Wolcott or either of them, with full power of substitution, as proxy or proxies of the undersigned, to vote the number of shares of capital stock which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders of Sunbelt to be held at 10:00 a.m., local time, on April 30, 1998, and at any adjournments thereof (the "Special Meeting") with respect to the proposals described in the Proxy Statement and Notice of Special Meeting enclosed with this Proxy, receipt of which is acknowledged in the manner specified below.

   1. Approval of resolutions approving, ratifying, confirming and adopting an Agreement and Plan of Reorganization dated as of December 30, 1997 by and among Prime Bancshares, Inc., IBID, Inc., Prime Bank and Sunbelt (the "Consolidation Agreement") and the transactions described in and contemplated by the Consolidation Agreement, pursuant to which Sunbelt will consolidate with Prime Bank on the terms and conditions as set forth in the Consolidation Agreement attached as Exhibit A to the Proxy Statement dated March 25, 1998.
            ---------
            FOR  [ ]            AGAINST  [ ]            ABSTAIN  [ ]

   2. In their sole discretion on such matters as may properly come before the Special Meeting or any adjournment thereof.

            AUTHORIZED  [ ]            WITHHOLD AUTHORITY  [ ]

       This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted "FOR" proposal 1 and with discretionary authority on all other matters that may properly come before the Special Meeting or any adjournments thereof.

       Please date and sign below exactly as your name appears on this Proxy. If shares are held jointly, each shareholder must sign. When signing as attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

                                   ____________________________________________
                                   (Signature of Shareholder)


Shareholder's Name                 ____________________________________________
Shareholder's Address              (Signature of Joint Shareholder, if any)
City, State, Zip

                                   Number of Shares_____________________________


                                   DATED: April ____, 1998



THIS PROXY IS SOLICITED BY SUNBELT'S BOARD AND MAY BE REVOKED PRIOR TO EXERCISE.